Exhibit 99.1

Bruker Reports Third Quarter 2023 Financial Results

•
Q3 2023 revenues of $742.8 million, up 16.3% year-over-year (yoy); organic revenue up 10.9% yoy
•
Q3 2023 GAAP EPS $0.60; non-GAAP EPS $0.74, up 12.1% yoy
•
Bruker increases FY 2023 revenue guidance to $2.88-$2.91 billion; implies reported revenue growth of 14%-15% yoy, and organic revenue growth of 11.5%-12.5% yoy, with organic growth up 150 bps at the midpoint vs. prior guidance

BILLERICA, Massachusetts – November 2, 2023 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its third quarter and for the nine months ended September 30, 2023.

Third Quarter 2023 Financial Results

Bruker’s revenues for the third quarter of 2023 were $742.8 million, an increase of 16.3% compared to $638.9 million in the third quarter of 2022. In the third quarter of 2023, revenues increased 10.9% organically year-over-year. Growth from acquisitions was 2.1%, while foreign currency translation had a positive effect of 3.3%.

Third quarter 2023 Bruker Scientific Instruments (BSI) revenues of $676.3 million increased 16.1% year-over-year, with organic revenue growth of 10.9%. Third quarter 2023 Bruker Energy & Supercon Technologies (BEST) revenues of $70.6 million increased 19.1% year-over-year, with organic revenue growth, net of intercompany eliminations, of 10.2%.

Third quarter 2023 GAAP operating income was $124.5 million, a decrease of 5.2% compared to $131.3 million in the third quarter of 2022, representing GAAP operating margins of 16.8% and 20.6%, respectively. Non-GAAP operating income was $148.3 million in the third quarter of 2023, an increase of 3.6% compared to $143.2 million in the third quarter of 2022. Bruker’s third quarter 2023 non-GAAP operating margin was 20.0%, down 240 basis points from 22.4% in the third quarter of 2022.

Third quarter 2023 GAAP diluted earnings per share (EPS) were $0.60, compared to $0.59 in the third quarter of 2022. Third quarter 2023 non-GAAP diluted EPS were $0.74, an increase of 12.1% compared to $0.66 in the third quarter of 2022.

First Nine Months of 2023 Financial Results

For the first nine months of 2023, Bruker’s revenues were $2.11 billion, an increase of 15.8% from $1.82 billion in the first nine months of 2022. In the first nine months of 2023, revenues increased 13.9% organically year-over-year. Growth from acquisitions was 2.0%, while foreign currency translation had a negative effect of 0.1%.

In the first nine months of 2023, BSI revenues of $1.92 billion increased 15.9% year-over-year, with organic growth of 14.0%. First nine months 2023 BEST revenues of $205.5 million increased 15.3% year-over-year, with organic revenue growth, net of intercompany eliminations, of 12.8%.

In the first nine months of 2023, GAAP operating income was $333.4 million, compared to $301.7 million in the first nine months of 2022, representing GAAP operating margins of 15.8% and 16.6%, respectively. Non-GAAP operating income in the first nine months of 2023 was $391.8 million, up 9.8% compared to $356.7 million in the first nine months of 2022. Bruker’s non-GAAP operating margin in the first nine months of 2023 was 18.6%, a decrease of 100 bps compared to 19.6% in the first nine months of 2022.

First nine months of 2023 GAAP diluted EPS was $1.50, compared to $1.33 in the first nine months of 2022. First nine months of 2023 non-GAAP diluted EPS was $1.88, up 17.5% compared to $1.60 in the first nine months of 2022.

Return on invested capital (ROIC), a non-GAAP measure, was 23.2% for the trailing twelve months ended September 30, 2023, compared to 24.6% for the trailing twelve months ended September 30, 2022.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, Bruker’s President and CEO, commented: “Bruker continues to deliver excellent growth, with three consecutive quarters of double-digit organic revenue growth year-to-date in 2023. We anticipate high-single digit organic revenue growth in the fourth quarter of 2023, which puts us on track for three consecutive years of double-digit organic revenue growth in 2021-2023. This year, Bruker has demonstrated great resiliency in difficult market conditions, with industry-leading organic revenue growth of 13.9%, and non-GAAP EPS growth of 17.5% in the first nine months of 2023. Given our strong year-to-date financial results, solid backlog, and positive outlook for the fourth quarter, we are raising our organic revenue growth guidance for FY 2023 again, by 150 bps at the midpoint.”

Dr. Laukien continued: “We are very pleased with the early October acquisition of our new Cellular Analysis business, formerly known as PhenomeX. Our Cellular Analysis business is a leader in single-cell biology solutions, for advanced antibody and stable cell line development in support of biologics and cell & gene therapy in the biopharmaceutical industry, as well as for clinical oncology research in major cancer centers.”

Fiscal Year 2023 Outlook

For FY 2023, Bruker is increasing revenue guidance to a range of $2.88-$2.91 billion, up from prior outlook of $2.85-$2.90 billion. Bruker’s updated revenue guidance implies 14%-15% year-over-year reported revenue growth, up from prior guidance of 12.5%-14.5%, including contributions from:

•
Organic revenue growth of 11.5%-12.5%, up 150 basis points (bps) at the midpoint from prior outlook of 9.5%-11.5%,
•
M&A revenue growth contribution of ~2.5%, up from prior guidance of ~2%, largely due to expected fourth quarter 2023 revenue from the Cellular Analysis business acquired on October 2, 2023,
•
Constant currency (CC) revenue growth of 14%-15%, up from prior guidance of 11.5%-13.5%, and
•
Foreign currency translation impact on revenue now neutral, vs. prior guidance of a 1% tailwind.

Bruker now expects FY 2023 non-GAAP EPS of $2.48-$2.53, or 6%-8% year-over-year growth. Our updated non-GAAP EPS guidance reflects a $0.05 expected increase from the core business, more than offset by a ~$0.12 negative impact from the Cellular Analysis business in the fourth quarter of 2023, resulting overall in a $0.07 decrease from prior FY 2023 guidance. Bruker is rapidly right-sizing the Cellular Analysis cost structure, with the expectation that it will be slightly dilutive in FY 2024, and accretive to our non-GAAP EPS by FY 2026. Excluding Cellular Analysis, Bruker’s updated FY 2023 guidance implies 11%-13% non-GAAP EPS growth year-over-year, up from prior guidance of 9%-11%.

Bruker’s revenue and non-GAAP EPS guidance are based on foreign exchange rates as of September 30, 2023.

For the Company’s outlook for FY 2023 organic revenue growth, M&A revenue growth, constant currency revenue growth, and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP EPS. Furthermore, we define “core” as excluding Bruker Cellular Analysis business, formerly known as PhenomeX.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, November 2, 2023, at 8:30 a.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q3 2023 Earnings Webcast” hyperlink. A slide presentation will be referenced during the webcast and will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-833-470-1428 (U.S. toll free) with access code 085221. International dial-in numbers can be found at https://www.netroadshow.com/conferencing/global-numbers?confId=57367 and will use the same access code. A telephone replay of the conference call will be available by dialing 1-866-813-9403 (US toll free) and entering replay access code: 245713. The replay will be available beginning one hour after the end of the conference call through December 2, 2023.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular, and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity, and customer success in life-science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial research, semiconductor metrology and cleantech applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP interest and other income (expense), net, non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow or use, return on invested capital and non-GAAP earnings before interest taxes depreciation and amortization (EBITDA) which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define the term constant currency revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital. We define non-GAAP EBITDA as non-GAAP net income adjusting out the effects of interest expense, net, non-GAAP income tax expense and GAAP depreciation and amortization, with purchased intangible amortization already adjusted out of non-GAAP net income. We believe non-GAAP EBITDA is an important means of comparing profitability of comparable companies.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2023 non-GAAP organic revenue, non-GAAP M&A revenue, non-GAAP constant currency revenue, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue, operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward-Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2023 financial outlook, our outlook for reported revenue growth, organic revenue growth, M&A revenue growth contributions, constant currency revenue growth, foreign currency translation revenue impact, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for the impact of foreign currency and acquisitions, expectations regarding the benefits of our acquisition of PhenomeX Inc.; and for future financial and operational performance and business outlook; future economic conditions; the duration and impact of supply chain and geopolitical challenges; strategic investments; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to COVID-19, the length and severity of any recession and the impact on global economic conditions, the impact of supply chain challenges, including inflationary pressures, the impact of geopolitical tensions and any sanctions, including any reduction in natural gas exports from Russia resulting from its ongoing conflict with Ukraine and resulting market disruptions, such as higher prices for and reduced availability of key metals used in our products, the conflict in Israel, Palestine and surrounding areas and the possible expansion of such conflicts and potential geopolitical consequences, the ongoing tensions between the United States and China, tariff and trade policy changes, and increasing potential of conflict involving countries in Asia that are critical to our supply chain operations, such as Taiwan and China, continued volatility in the capital markets, the impact of increased interest rates, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, including our recent acquisition of PhenomeX our restructuring and cost-control initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing and outsourcing, competition, dependence on collaborative partners, key suppliers and third party distributors, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, exposure to foreign currency fluctuations, the impact of foreign currency exchange rates, our ability to service our debt obligations and fund our anticipated cash needs, the effect of a concentrated ownership of our common stock, loss of key personnel, payment of future dividends and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2022, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 313-5800

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$363.6	$645.5
Accounts receivable, net	485.4	472.7
Inventories	916.0	800.1
Other current assets	264.4	194.9
Total current assets	2,029.4	2,113.2
Property, plant and equipment, net	527.0	487.0
Goodwill, intangibles, net and other long-term assets	1,261.8	1,011.6
Total assets	$3,818.2	$3,611.8

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$121.0	$18.7
Accounts payable	181.5	178.4
Deferred revenue and customer advances	381.2	370.2
Other current liabilities	388.6	347.0
Total current liabilities	1,072.3	914.3
Long-term debt	1,098.6	1,200.5
Other long-term liabilities	403.1	365.2

Redeemable noncontrolling interests	17.1	6.1

Total shareholders' equity	1,227.1	1,125.7
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,818.2	$3,611.8

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$742.8	$638.9	$2,110.0	$1,822.3
Cost of revenue	360.0	303.6	1,027.0	882.5
Gross profit	382.8	335.3	1,083.0	939.8
Operating expenses:
Selling, general and administrative	177.6	144.8	518.2	442.7
Research and development	71.3	56.2	211.3	172.4
Other charges, net	9.4	3.0	20.1	23.0
Total operating expenses	258.3	204.0	749.6	638.1
Operating income	124.5	131.3	333.4	301.7
Interest and other income (expense), net	(5.3)	(2.0)	(30.1)	(8.8)
Income before income taxes, equity in income of unconsolidated investee, net of tax, and noncontrolling interests in consolidated subsidiaries	119.2	129.3	303.3	292.9
Income tax provision	30.8	41.2	80.6	93.0
Equity in income of unconsolidated investee, net of tax	0.3	0.3	1.2	0.3
Consolidated net income	88.7	88.4	223.9	200.2
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.6	0.3	2.2	1.0
Net income attributable to Bruker Corporation	$88.1	$88.1	$221.7	$199.2
Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.60	$0.60	$1.51	$1.34
Diluted	$0.60	$0.59	$1.50	$1.33
Weighted average common shares outstanding:
Basic	146.6	147.8	146.7	149.1
Diluted	147.3	148.6	147.5	149.9

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Consolidated net income	$88.7	$88.4	$223.9	$200.2
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	26.6	21.0	77.6	64.3
Stock-based compensation expense	5.7	5.3	17.8	23.0
Deferred income taxes	3.4	(17.5)	12.8	(25.7)
Impairment of strategic investments and other long-lived assets	1.2	—	19.5	—
Gain on sale of strategic investment	—	—	(6.8)	—
Gain on sale of property, plant and equipment	0.2	—	(9.4)	—
Other non-cash expenses, net	3.5	7.9	19.5	11.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(42.9)	(35.3)	(12.4)	(39.7)
Inventories	(34.0)	(34.5)	(148.4)	(139.1)
Accounts payable and accrued expenses	14.4	17.6	11.0	0.3
Income taxes payable, net	4.3	27.1	(13.5)	10.6
Deferred revenue and customer advances	(14.6)	(10.7)	6.5	10.5
Other changes in operating assets and liabilities, net	(12.4)	0.2	(53.5)	(13.3)
Net cash provided by (used in) operating activities	44.1	69.5	144.6	102.9
Cash flows from investing activities:
Purchases of property, plant and equipment	(26.9)	(57.7)	(75.4)	(94.6)
Maturity of short-term investments	—	—	—	100.0
Proceeds from sale of strategic investment	—	—	11.8	—
Cash paid for strategic investments	(10.0)	(2.7)	(19.3)	(40.8)
Cash paid for acquisitions, net of cash acquired	(119.6)	(0.1)	(222.3)	(85.5)
Proceeds from sales of property, plant and equipment	0.2	—	10.9	13.8
Net proceeds from cross-currency swap agreements	1.3	2.9	5.1	4.8
Net cash (used in) provided by investing activities	(155.0)	(57.6)	(289.2)	(102.3)
Cash flows from financing activities:
Proceeds from long-term debt	0.4	0.3	3.2	0.4
Repayment of other debt, net	(2.5)	(0.6)	(7.0)	(1.6)
Repayment of 2012 Note Purchase Agreement	—	—	—	(105.0)
Repayment of 2019 Note Purchase Agreement	(3.8)	(0.8)	(11.3)	(2.3)
Proceeds from issuance of common stock, net	2.0	(2.5)	4.8	0.8
Payment of contingent consideration	(0.2)	3.1	(2.7)	(1.7)
Payment of dividends to common shareholders	(7.4)	(7.4)	(22.1)	(22.4)
Repurchase of common stock	(79.5)	(70.9)	(101.9)	(236.8)
Proceeds from (payment for) the sale (purchase) of noncontrolling interests	(1.5)	(3.2)	3.5	(10.6)
Net cash used in financing activities	(92.5)	(82.0)	(133.5)	(379.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7.9)	(26.9)	(3.7)	(63.8)
Net change in cash, cash equivalents and restricted cash	(211.3)	(97.0)	(281.8)	(442.4)
Cash, cash equivalents and restricted cash at beginning of period	578.2	726.3	648.7	1,071.7
Cash, cash equivalents and restricted cash at end of period	$366.9	$629.3	$366.9	$629.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating income	$124.5	$131.3	$333.4	$301.7
Non-GAAP adjustments:
Restructuring costs	4.8	0.2	5.7	4.4
Acquisition-related costs	1.6	1.8	7.9	15.4
Purchased intangible amortization	11.5	8.9	33.4	27.5
Other costs	5.9	1.0	11.4	7.7
Total Non-GAAP adjustments:	23.8	11.9	58.4	55.0
Non-GAAP operating income	$148.3	$143.2	$391.8	$356.7
Non-GAAP operating margin	20.0%	22.4%	18.6%	19.6%

Non-GAAP interest & other expense, net	(5.3)	(1.9)	(16.0)	(10.4)
Non-GAAP profit before tax	143.0	141.3	375.8	346.3

Non-GAAP income tax provision	(34.1)	(43.0)	(96.2)	(105.8)
Non-GAAP tax rate	23.8%	30.4%	25.6%	30.6%

Minority interest	(0.6)	(0.3)	(2.2)	(1.0)
Non-GAAP net income attributable to Bruker	108.3	98.0	277.4	239.5

Weighted average shares outstanding (diluted)	147.3	148.6	147.5	149.9

Non-GAAP earnings per share	$0.74	$0.66	$1.88	$1.60

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP gross profit	$382.8	$335.3	$1,083.0	$939.8
Non-GAAP adjustments:
Restructuring costs	1.1	(0.3)	1.4	1.1
Acquisition-related costs	—	0.1	0.5	0.3
Purchased intangible amortization	5.9	4.5	16.9	13.5
Other costs	1.8	0.2	3.0	3.1
Total Non-GAAP adjustments:	8.8	4.5	21.8	18.0
Non-GAAP gross profit	$391.6	$339.8	$1,104.8	$957.8
Non-GAAP gross margin	52.7%	53.2%	52.4%	52.6%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP SG&A expenses	$177.6	$144.8	$518.2	$442.7
Non-GAAP adjustments:
Purchased intangible amortization	(5.6)	(4.4)	(16.5)	(14.0)
Non-GAAP SG&A expenses	$172.0	$140.4	$501.7	$428.7

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Interest and Other Income (Expense), net to Non-GAAP Interest and Other Income (Expense), net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP interest and other income (expense), net	$(5.3)	$(2.0)	$(30.1)	$(8.8)
Non-GAAP adjustments:
Investments related adjustments	—	0.1	14.1	(1.6)
Non-GAAP interest and other income (expense), net	$(5.3)	$(1.9)	$(16.0)	$(10.4)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP tax rate	25.8%	31.9%	26.6%	31.8%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	-0.7%	-1.1%	-0.2%	-0.6%
Other discrete items	-1.4%	-0.4%	-0.8%	-0.6%
Total non-GAAP adjustments:	-2.1%	-1.5%	-1.0%	-1.2%
Non-GAAP tax rate	23.8%	30.4%	25.6%	30.6%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP earnings per share (diluted)	$0.60	$0.59	$1.50	$1.33
Non-GAAP adjustments:
Restructuring Costs	0.03	—	0.04	0.03
Acquisition-related costs	0.01	0.01	0.05	0.10
Purchased intangible amortization	0.08	0.06	0.23	0.18
Other costs	0.04	0.02	0.07	0.05
Interest and other income (expense), net	—	—	0.10	—
Income tax rate differential	(0.02)	(0.02)	(0.11)	(0.09)
Total non-GAAP adjustments:	0.14	0.07	0.38	0.27
Non-GAAP earnings per share (diluted)	$0.74	$0.66	$1.88	$1.60

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating cash flow	$44.1	$69.5	$144.6	$102.9
Non-GAAP adjustments:
Purchases of property, plant and equipment	(26.9)	(57.7)	(75.4)	(94.6)
Non-GAAP free cash flow	$17.2	$11.8	$69.2	$8.3

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

	Trailing Twelve Months Ended September 30, 2023	Trailing Twelve Months Ended September 30, 2022
Non-GAAP operating income	$540.7	$500.5
Less: non-GAAP income tax provision	(124.8)	(153.2)
Non-GAAP operating income after tax	$415.9	$347.3

Average total invested capital
Average long-term debt	$1,119.3	$929.1
Average current portion of long-term debt	69.0	63.3
Average total shareholders' equity	1,099.0	1,021.8
Less: average cash and cash equivalents	(494.9)	(599.6)
Average total invested capital	$1,792.4	$1,414.5

Return on invested capital (ROIC)	23.2%	24.6%

Reconciliation of Non-GAAP EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP net income attributable to Bruker	$108.3	$98.0	$277.4	$239.5
Non-GAAP adjustments:
Interest Expense, net[1]	1.9	2.7	6.7	10.0
Non-GAAP Income Tax Provision (from above)	34.1	43.0	96.2	105.8
GAAP Depreciation Expense	15.1	12.1	44.2	36.8
Amortization Expense[2]	0.5	0.3	0.2	0.8
Total Non-GAAP adjustments:	51.6	58.1	147.3	153.4
Non-GAAP EBITDA	$159.9	$156.1	$424.7	$392.9
Non-GAAP EBITDA Margin	21.5%	24.4%	20.1%	21.6%

1 GAAP Interest Expense, net

2 GAAP Amortization Expense - with purchased intangible amortization already adjusted out of non-GAAP net income

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue by group:
Bruker BioSpin	$198.3	$175.7	$540.6	$493.3
Bruker CALID	239.3	207.5	703.2	601.0
Bruker Nano	238.7	199.1	673.4	559.8
BEST	70.6	59.3	205.5	178.2
Eliminations	(4.1)	(2.7)	(12.7)	(10.0)
Total revenue	$742.8	$638.9	$2,110.0	$1,822.3

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue by end customer geography:
United States	$211.1	$191.8	$565.5	$518.3
Europe	252.0	203.6	697.1	603.1
Asia Pacific	229.3	196.7	692.8	562.1
Other	50.4	46.8	154.6	138.8
Total revenue	$742.8	$638.9	$2,110.0	$1,822.3

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	Total Bruker		Total Bruker
GAAP revenue as of prior comparable period	$638.9	$608.9	$1,822.3	$1,734.4
Non-GAAP adjustments:
Acquisitions and divestitures	13.5	7.6	37.2	22.7
Organic	69.5	77.4	253.9	185.7
Currency	20.9	(55.0)	(3.4)	(120.5)
Total Non-GAAP adjustments:	103.9	30.0	287.7	87.9
GAAP revenue	$742.8	$638.9	$2,110.0	$1,822.3
Revenue growth	16.3%	4.9%	15.8%	5.1%
Organic revenue growth	10.9%	12.7%	13.9%	10.7%

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	Bruker Scientific Instruments (1)		Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$582.3	$555.6	$1,654.1	$1,578.9
Non-GAAP adjustments:
Acquisitions and divestitures	13.5	7.6	37.2	22.7
Organic	63.7	66.6	232.4	156.6
Currency	16.8	(47.5)	(6.5)	(104.1)
Total non-GAAP adjustments:	94.0	26.7	263.1	75.2
GAAP revenue	$676.3	$582.3	$1,917.2	$1,654.1
Revenue growth	16.1%	4.8%	15.9%	4.8%
Organic revenue growth	10.9%	12.0%	14.0%	9.9%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI BioSpin, CALID and Nano Segments as presented in our 2022 10K.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	BEST, net of Intercompany Eliminations		BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$56.6	$53.3	$168.2	$155.5
Non-GAAP adjustments:
Organic	5.8	10.8	21.5	29.1
Currency	4.1	(7.5)	3.1	(16.4)
Total non-GAAP adjustments:	9.9	3.3	24.6	12.7
GAAP revenue	$66.5	$56.6	$192.8	$168.2
Revenue growth	17.5%	6.2%	14.6%	8.2%
Organic revenue growth	10.2%	20.3%	12.8%	18.7%